UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2006

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	333-07953	41-1508703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2203 North Lois Avenue, Suite 900, Tampa, FL		33607
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (813) 877-6300

The former name of the corporation was DynEco Corporation

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On March 6, 2006 (the “Closing Date”), Dynamic Leisure Corporation (“DLC”), through its wholly-owned subsidiary Dynamic Leisure Group, Inc. (“DLG”), purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. (“IRT”) and International Travel and Resorts, Inc. (“ITR”) from their President and sole shareholder, Stephen A. Hicks, for a purchase price of $4,000,000. The Purchase Agreement governing this transaction (the “Purchase Agreement”) is attached as Exhibit 10.1.

The purchase price consists of a combination of cash ($1,500,000), shares of DLC common stock (700,000 shares), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion consists of $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of IRTand ITR for the years ended December 31, 2004 and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short-term liquid assets.

Mr. Hicks may be issued additional shares of DLC common stock if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues DLC common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, Mr. Hicks will be issued additional shares equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of DLC common stock could be issued to Mr. Hicks as a result of this adjustment provision.

The Promissory Note is payable with interest at the rate of 9% per annum and matures on March 6, 2007 (the “Maturity Date”). Delivery of the Note to Mr. Hicks is to occur within thirty (30) days after the Closing Date. The Note is convertible into DLC common stock on or before the Maturity Date at a rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share.

Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, Mr. Hicks may request early repayment of 50% of the outstanding balance on the Note. If the Company receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, Mr. Hicks may request early repayment of the full outstanding balance on the Note. The Company has agreed to include resale of the shares issued to Mr. Hicks and those issuable upon conversion of the Note in the next registration statement filed by the Company.

The Convertible Note is secured by a lien on assets of IRTand ITR.

DLG has agreed to employ Mr. Hicks for a minimum of two years after the Closing Date upon terms and conditions to be mutually agreed upon; no employment agreement has yet been finalized. Mr. Hicks has agreed to refrain from competition with, and to maintain the confidential information of, DLG and DLC and their successor(s) for the duration of his employment and for a period of one (1) year thereafter.

Mr. Hicks has agreed that none of his shares of common stock of DLC may be sold, gifted, assigned or otherwise transferred until March 6, 2007, without the express written permission of DLC.

The foregoing description of the terms and conditions of the acquisition are qualified in their entirety by, and made subject to, the more complete information set forth in the Purchase Agreement filed with this Report.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As set forth in Item 1.01, on March 6, 2006, Dynamic Leisure Corporation (“DLC”), through its wholly-owned subsidiary Dynamic Leisure Group, Inc. (“DLG”), purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. and International Travel and Resorts, Inc. from their President and sole shareholder, Stephen A. Hicks, for a purchase price of $4,000,000. The Purchase Agreement governing this transaction (the “Purchase Agreement”) is more fully described in Item 1.01 and is attached as Exhibit 10.1.

A press release dated March 8, 2006 is also attached hereto as Exhibit 99.1.

About Island Resort Tours, Inc. and International Travel and Resorts, Inc.:

Headquartered in New York City, IRT and ITR have been in business since 1989 and 1974, respectively. In 2005, the combined companies had total revenues (unaudited) of approximately $15 million.

IRT is a wholesale tour operator providing air/land tour packages to many leisure destinations. IRT is one of the few wholesale tour operators to retain nationwide wholesale appointments with American Airlines, Continental, Delta, USAir and Spirit, in addition to Air Jamaica and BWIA. IRT also operates several private label operations, including Destination Bahamas (for the Nassau/Paradise Island Promotion Board). ITR is a hotel reservations company that handles reservations for more than 130 independently operated hotels, serving the most popular “sun” destinations in the Caribbean. Both companies are members of ASTA, IATAN, Caribbean Tourism Organization (CTO) and Caribbean Hotel Association (CHA).

Item 3.02.	Unregistered Sales of Equity Securities

As set forth in Item 1.01, under the Purchase Agreement Mr. Stephen A. Hicks is to receive 700,000 shares of DLC common stock and a one-year secured Convertible Note in the principal amount of $1,450,000 convertible into common stock of DLC at a rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share.

Mr. Hicks may be issued additional shares of DLC common stock if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues DLC common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, Mr. Hicks will be issued additional shares equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of DLC common stock could be issued to Mr. Hicks as a result of this adjustment provision.

Mr. Hicks has agreed that none of his shares of common stock of DLC may be sold, gifted, assigned or otherwise transferred until March 6, 2007, without the express written permission of DLC. The Company has agreed to include resale of the shares issued to Mr. Hicks and those issuable upon conversion of the Note in the next registration statement filed by the Company.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial Statements for the periods specified in, and to the extent required by, Rule 3-05(b) of Regulations S-X will be supplied by amendment within the time prescribed by Item 7(a) of Form 8-K.

(b) Pro Forma Financial Information.

Pro forma financial information, to the extent required by, Article XI of Regulation S-X will be supplied by amendment within the time prescribed by Item 7(a) and (b) of Form 8-K.

(d) Exhibits.

Exhibit Number	Title of Document

10.1	Purchase Agreement, dated March 6, 2006 between Dynamic Leisure Group, Inc. and Stephen A. Hicks

99.1	Press Release dated March 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION (Registrant)

Date: March 8, 2006	By:	/s/ Daniel G. Brandano
Daniel G. Brandano President

Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement, dated March 6, 2006 between Dynamic Leisure Group, Inc. and Stephen A. Hicks

99.1	Press Release dated as of March 8, 2006